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                                  EXHIBIT 23.3
                           CONSENT OF ARTHUR ANDERSEN
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of SITEL Corporation on Form S-3 of our report dated June 24, 1996 on our audit of the financial statements of Teleaction, S.A. as of December 31, 1994 and 1995 and for the three years in the period ended December 31, 1995, incorporated by reference in the Form 8-K of SITEL Corporation for June 12, 1996 which was filed on June 27, 1996, which report appeared in and was incorporated by reference from page F-53 of the Proxy Statement of SITEL Corporation filed July 29, 1996.

                                          ARTHUR ANDERSEN

Madrid, Spain
September 26, 1996